Exhibit 99.1

FOR IMMEDIATE RELEASE

First Data Announces Increase in Amount of Securities Subject to its Private Debt

Exchange Offers and Early Results of the Private Debt Exchange Offers

Atlanta, December 2, 2010 — First Data Corporation (the “Company”) announced today that it was increasing the maximum aggregate principal amount of New Notes issuable in its previously announced private exchange offers (the “Exchange Offers”) from $5.5 billion aggregate principal amount of New Notes (as defined below) to $6.0 billion aggregate principal amount of New Notes (as amended, the “Maximum Exchange Amount”). The Company also announced the preliminary results of its Exchange Offers.

In the Exchange Offers the Company is offering to exchange notes of the series listed in the table below (collectively, the “Old Notes”), subject to the Maximum Exchange Amount, for the new securities, payable (i) 50% in new 8.25% Senior Second Lien Notes due 2021 (the “New Cash-Pay Second Lien Notes”) or, at the election of each holder who tendered prior to the Early Tender Date (as defined below) and subject to the Maximum New PIK Toggle Amount (as defined below), in new 8.75/10.00% PIK Toggle Senior Second Lien Notes due 2022 (the “New PIK Toggle Second Lien Notes” and, together with the New Cash-Pay Second Lien Notes, the “New Second Lien Notes”), and (ii) 50% in new 12.625% Senior Notes due 2021 (together with the New Second Lien Notes, the “New Notes”). In addition, holders whose Old Notes are exchanged in the Exchange Offers will receive accrued and unpaid interest in cash in respect of their exchanged Old Notes from the last applicable interest payment date to, but not including, the settlement date for the Exchange Offers.

The maximum aggregate principal amount of New PIK Toggle Second Lien Notes issuable in the Exchange Offers is $1.0 billion (the “Maximum New PIK Toggle Amount”).

The table below sets forth (i) the approximate aggregate principal amounts of each series of Old Notes that have been validly tendered for exchange and (ii) the approximate aggregate principal amount of Old Notes for which holders elected to receive New Second Lien Notes in the form of New PIK Toggle Second Lien Notes (a “PIK Toggle Election”), each as of the early tender time, which was 5:00 p.m., New York City time, on December 1, 2010 (the “Early Tender Date”).

			Approximate Aggregate Principal Amount as of the Early Tender Date
First Data Corporation Old Notes Offered to be Exchanged	CUSIP Nos.	Outstanding Aggregate Principal Amount (in millions)	Old Notes Tendered (in millions)	Old Notes Tendered for which a PIK Toggle Election was made (in millions)
9.875% Senior Notes due 2015	319963AR5 319963AP9 319963AQ7 319963AN4	$3,750	$3,167	$2,103

10.550% Senior PIK Notes due 2015	319963AT1 319963AS3	$3,710	$3,236	$2,116

Except as set forth herein, the terms of Exchange Offers remain unchanged. Withdrawal rights for tendered Old Notes expired at 5:00 p.m., New York City time, on December 1, 2010. The Exchange Offers will expire at midnight, New York City time, on December 15, 2010 (unless extended by the Company).

The Exchange Offers are being made upon the terms and subject to the conditions set forth in the confidential Offering Memorandum dated November 17, 2010 (the “Offering Memorandum”) and the related letter of transmittal, as amended hereby.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers are being made, and the New Notes are being offered and issued only to, persons certifying that (a) they are in the United States and are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or (b) (i) they are outside the United States and are persons not U.S. persons, who are eligible to acquire securities from the Company pursuant to Regulation S and would be participating in any transaction in accordance with Regulation S and (ii) they are “non-U.S. qualified offerees” (as defined in the Offering Memorandum).

Documents relating to the Exchange Offers will only be distributed to holders of Old Notes who complete and return a letter of eligibility confirming that they are eligible investors for the purposes of the Exchange Offers. Holders who desire a copy of the eligibility letter should contact Global Bondholder Services Corporation, the information agent for the Exchange Offers, (866) 294-2200 (U.S. toll-free) or (212) 430-3774 (collect).

This press release is for informational purposes only. This press release is neither an offer to sell nor a solicitation of an offer to buy any New Notes and is neither an offer to purchase nor a solicitation of an offer to sell any Old Notes. The Exchange Offers are made only by, and pursuant to, the terms set forth in the Offering Memorandum and the related letter of transmittal, as amended hereby. The Exchange Offers are not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements.” You can identify forward-looking statements because they contain words such as “believes” and “expects.” Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2010 under the captions “Risk Factors.”

Contact

Chip Swearngan, First Data Corporation

1-404-890-3000

chip.swearngan@firstdata.com

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